                                                                  Exhibit (a)(2)

                            NVEST COMPANIES TRUST I

                      Amendment No. 1 to the Agreement and
                              Declaration of Trust


     The undersigned, being at least a majority of the Trustees of Nvest Companies Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, as follows:

     1. The name of the Trust is hereby amended to be "CDC Nvest Companies Trust I."

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 23rd day of March, 2001.


/s/ Graham T. Allison, Jr.             /s/ Sandra O. Moose
------------------------------         -------------------------------
Graham T. Allison, Jr.                 Sandra O. Moose


/s/ Daniel M. Cain                     /s/ John A. Shane
------------------------------         -------------------------------
Daniel M. Cain                         John A. Shane


/s/ Kenneth J. Cowan                   /s/ John T. Hailer
------------------------------         -------------------------------
Kenneth J. Cowan                       John T. Hailer


/s/ Richard Darman                     /s/ Peter S. Voss
------------------------------         -------------------------------
Richard Darman                         Peter S. Voss


                                       /s/ Pendleton P. White
                                       -------------------------------
                                       Pendleton P. White